Exhibit 99.2

PRELIMINARY- SUBJECT TO COMPLETION

SPECIAL MEETING OF SHAREHOLDERS OF

MYLAN INC.

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GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Mylan Shareholders, proxy statement/prospectus, and proxy card

are available at - [                                                 ]

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line, and mail in the envelope provided. i

¢ 00030300300000001000 4

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

			FOR	AGAINST	ABSTAIN
	1.	APPROVAL OF THE AMENDED AND RESTATED BUSINESS TRANSFER AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 4, 2014, BY AND AMONG MYLAN INC. (“MYLAN”), NEW MOON B.V., MOON OF PA INC., AND ABBOTT LABORATORIES (THE “BUSINESS TRANSFER AGREEMENT”).	☐	☐	☐

	2.	APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE SPECIFIED COMPENSATORY ARRANGEMENTS BETWEEN MYLAN AND ITS NAMED EXECUTIVE OFFICERS RELATING TO THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE BUSINESS TRANSFER AGREEMENT.	☐	☐	☐

	3.	ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE BUSINESS TRANSFER AGREEMENT.	☐	☐	☐

Mylan will transact no business at the special meeting except such business as stated in the Notice of Special Meeting of Mylan Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, and Proposal 3.

MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right, and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐	¢

PRELIMINARY - SUBJECT TO COMPLETION

MYLAN INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

[                    ], [            ]

[                                      ]

This Proxy is Solicited on Behalf of the Board of Directors of Mylan Inc.

The undersigned hereby appoints ROBERT J. COURY and RODNEY L. PIATT, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MYLAN INC. (“Mylan”) which the undersigned is entitled to vote and act at the Special Meeting of Shareholders of Mylan to be held                 ,              and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

¢	14475	¢

PRELIMINARY- SUBJECT TO COMPLETION

SPECIAL MEETING OF SHAREHOLDERS OF

MYLAN INC.

[                ], [            ]

[                                  ]

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Mylan Shareholders, proxy statement/prospectus, and proxy card

are available at - [                                                 ]

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.i

 ¢    00030300300000001000   4

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

			FOR	AGAINST	ABSTAIN
	1.	APPROVAL OF THE AMENDED AND RESTATED BUSINESS TRANSFER AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 4, 2014, BY AND AMONG MYLAN INC. (“MYLAN”), NEW MOON B.V., MOON OF PA INC., AND ABBOTT LABORATORIES (THE “BUSINESS TRANSFER AGREEMENT”).	☐	☐	☐

	2.	APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE SPECIFIED COMPENSATORY ARRANGEMENTS BETWEEN MYLAN AND ITS NAMED EXECUTIVE OFFICERS RELATING TO THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE BUSINESS TRANSFER AGREEMENT.	☐	☐	☐

	3.	ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE BUSINESS TRANSFER AGREEMENT.	☐	☐	☐

Mylan will transact no business at the special meeting except such business as stated in the Notice of Special Meeting of Mylan Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, and Proposal 3.

MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right, and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢